FORGE, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet

On September 30, 2003, Forge Inc. (“Forge”) completed the acquisition of 97.5% of Cryotherm, Inc. (“Cryotherm”) a Delaware Corporation in exchange for 7,403,197 common shares of Forge. The outstanding options and warrants of Cryotherm were also exchanged for options and warrants of Forge based on a conversion ratio of 0.23456789 Forge options for each Cryotherm option and warrant. In addition, certain shareholder advances of Cryotherm in the aggregate principal amount of $450,000 will be convertible at the option of the holder into an aggregate of 633,333 shares of Forge.

In conjunction with the acquisition of Cryotherm $840,000 of Forge’s shareholder loans were converted into 4,200,000 common shares.

The unaudited pro forma condensed combined balance sheet is presented as if the transaction had taken place on June 30, 2003. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2003 is presented to reflect the acquisition of Cryotherm as if it had occurred on January 1, 2003 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 is presented to reflect the acquisition of Cryotherm as if it had occurred on January 1, 2002. The Unaudited pro forma condensed combined financial information is based on historical financial statements of Forge and Cryotherm, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Forge included in Forge's Form 10-QSB for the six months ended June 30, 2003 and the financial statements in Forge's Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission; and the historical financial statements of Cryotherm, included herein.

The shares issued to the former Cryotherm stockholders in the acquisition represent approximately 61% of Forge’s total issued and outstanding shares. Immediately following the closing of the acquisition, former Cryotherm stockholders, option holders and convertible debenture holders owned or had the right to acquire 64% of the fully diluted common shares of Forge. Accordingly, the merger constitutes a change of control of Forge.

For accounting purposes however, notwithstanding the change of control of Forge, the acquisition of Cryotherm is treated as an acquisition of the net assets of Cryotherm by Forge as Cryotherm was, prior to completion of the transaction, a development stage company that did not meet the definition of a business for accounting purposes. This means that the net assets of Cryotherm are valued at their fair market value and that value is assigned to the equity instruments deemed issued by Forge. In addition, as Forge is considered to have acquired Cryotherm’s net assets, the historical financial statements of Forge will reflect Forge’s operations to the date of the acquisition and combined with Cryotherm thereafter.

The acquisition was accounted for using the purchase method of accounting and, accordingly, the assets acquired have been recorded at their fair values as of the date of the acquisition. These amounts have been recorded based upon preliminary estimates as of June 30, 2003. The unaudited pro forma financial data are based on the assumptions and adjustments available at the time of the filing of this Form 8-K/A, as described in the accompanying notes, which Forge believes are reasonable. The fair value of the consideration will be allocated to the net assets acquired based upon the fair values of such net assets at the effective date of the acquisition. The unaudited condensed combined pro forma statement of operations does not purport to represent what Forge's results of operations actually would have been if the events described above had occurred as of the dates indicated or what Forge's results will be for any future periods. The unaudited condensed combined pro forma financial statements are based upon assumptions, estimates and adjustments that Forge believes are reasonable and are intended for informational purposes only. The future consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified. Further adjustments to the acquired assets will be reflected as a change in intangible assets.

The pro forma adjustments do not reflect any operating efficiencies and related cost savings that could result with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical revenue for any future price or product offering changes nor any adjustments to selling, marketing or any other expenses for any future operating changes. The company is currently performing a detailed assessment of the technology and related assets. The results of this assessment could have a significant impact on the carrying value of the technology and related assets.

FORGE, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2003

			Pro Forma		Pro Forma
	Forge (a)	Cryotherm (b)	Adjustments		Combined

Assets

Current assets:
Cash	$23,058	$8,662	$-		$31,720
Accounts receivable	236,649	-	-		236,649
Prepaid expenses	6,933	20,000	-		26,933
	266,640	28,662	-
Property and equipment, less
accumulated depreciation	78,547	3,526	-		82,073

Technology and other assets	-	147,047	1,042,747	(f)	1,189,794

Leasehold interest	-	10,000	-		10,000
	$345,187	$189,235	$1,047,747		$1,1577,169

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable and
accrued liabilities	$1,351,245	$233,896	-		$1,585,141
Accrued salaries	18,553	-	-		18,553
Interest payable	-	36,536	-		36,536
Due to stockholder	-	284,050	-		284,050
Loan payable – current
portion	37,106	-	-		37,106
Note payable to stockholder
– current portion	-	220,000	-		220,000
Lease obligation – current
portion	7,253	-	-		7,253
	1,414,157	774,482	-		2,188,639
Due to related parties	941,158	-	(840,000)	(g)	101,158
Note payable	33,562	450,000	-		483,562
Lease obligation	1,200		-		1,200
Total liabilities	2,390,077	1,224,482	(840,000)		2,774,559

Stockholders’ deficit:
Common stock	520	25,672	(25,672)		12,123
			7,403	(e)
			4,200	(g)
Additional paid-in capital	3,645,386	815,017	(815,077)		4,481,283
			97	(e)
			835,800	(g)
Deficit	(5,412,190)	(1,875,936)	1,875,936		(5,412,190)
Accumulated other
comprehensive income
(loss): Foreign currency
translation adjustment	(278,606)	-	-		(278,606)
	(2,044,890)	(1,035,247)	1,882,747		(1,197,390)

	$345,187	$189,235	$1,042,747		$1,577,169

See accompanying notes to unaudited pro forma financial statements

FORGE, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2003

		Six months ended June 30, 2003
			Pro Forma		Pro Forma
	Forge (a)	Cryotherm (b)	Adjustments		Combined

Revenue	$1,560,622	$-	$-		$1,560,622
Cost of revenue	(1,116,495)	-	-		(1,116,495)
Gross profit	444,127	-	-		444,127
Operating expenses:
Depreciation	11,424	-			11,424
Amortization of acquired
intangibles	-	-	220,823	(h)	220,823
Salaries and fringe benefits	322,482	-	-		322,482
Legal and accounting	20,082	133,485	-		153,567
Consulting fees and computer
services	115,182	358,935	-		474,117
License fees	-	145,431	-		145,431
Phones and utilities	9,468	-	-		9,468
Rent	48,769	-	-		48,769
Advertising and promotion	12,316	-	-		12,316
Stock issuance expenses	-	97,500	-		97,500
Research and development	-	16,333	-		16,333
Other selling, general
and administrative	37,965	22,088	-		60,053

	577,688	773,772	220,823		1,572,283

Loss from operations	(133,561)	(773,772)	(220,823)		(1,128,156)
Other income (expenses):
Interest expense	(39,734)	(20,352)	-		(60,086)
Interest income	-	38	-		38
	(39,734)	(20,314)	-		(60,048)

Loss from operations	$(173,295)	$(794,086)	$(220,823)		$(1,188,204)

Net (loss) per share, basic and
diluted	(0.01)	-	-		(0.10)
Shares used in computing net
(loss) per share	12,122,948	-	-		12,122,948

See accompanying notes to the unaudited pro forma financial statements

FORGE, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2002

		Year ended December 31, 2003
			Pro Forma		Pro Forma
	Forge (c)	Cryotherm (d)	Adjustments		Combined

Revenue	$2,059,738	$-	$-		$2,059,738

Cost of revenue	(1,498,519)	-	-		(1,498,519)
Gross profit	561,219	-	-		561,219

Operating expenses:
Depreciation	31,304	-	-		31,304
Amortization of acquired
intangibles	-	-	441,645	(h)	441,645
Salaries and fringe benefits	642,585	-	-		642,585
Legal and accounting	111,236	93,736	-		204,972
Consulting fees and computer
services	181,813	500,712	-		682,525
License fees	-	294,569	-		294,569
Phones and utilities	19,320	-	-		19,320
Rent	38,474	-	-		38,474
Advertising and promotion	54,230	-	-		54,230
Stock issuance expenses	-	123,189	-		123,189
Research and development	-	16,519	-		16,519
Other selling, general
and administrative	113,018	36,983	-		150,001
	1,191,980	1,065,708	441,645		2,699,333

Loss from operations	(630,761)	(1,065,708)	(441,645)		(2,138,114)

Other income (expenses):
Interest expense	(65,810)	(16,184)	-		(81,994)
Interest income	-	42	-		42
	(65,810)	(16,142)	-		(81,952)

Net loss	$(696,571)	$(1,081,850)	$(441,645)		$(2,220,066)

Net (loss) per share, basic and
diluted	(0.06)	-	-		(0.18)

Shares used in computing net
(loss) per share	12,122,948	-	-		12,122,948

See accompanying notes to the unaudited pro forma financial statements

FORGE, INC. AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003 and Statement Operations for the Six Months Ended June 30, 2003 and for the Year Ended December 31, 2002

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of Forge, Inc. have been prepared based on assumptions relating to the allocation of consideration paid to the assets and liabilities of Cryotherm based on preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in these Unaudited pro forma condensed combined financial statements after a final valuation and other procedures have been completed. Below are tables of the estimated acquisition costs and estimated purchase price allocation.

Estimated acquisition price:
Shares issued	$7,500
Estimated purchase allocation:
Tangible net assets (liabilities) acquired	$(1,182,294)
Intangible assets	1,189,794

Total	$7,500

2.	Pro Forma Adjustments

(a)	Derived from Forge’s Form 10-Q filing as of and for the six months ended June 30, 2003
(b)	Derived from Cryotherm’s financial statements as of and for the six months ended June 30, 2003
(c)	Derived from Forge’s Form 10-K as of and for the year ended December 31, 2002
(d)	Derived from Cryotherm’s financial statements as of and for the year ended December 31, 2002
(e)	To record the share consideration paid on the acquisition.
(f)	To record estimated intangible assets resulting from the acquisition. Intangible assets consist of technology and related assets.
(g)	To record the shares issued on the conversion of shareholder debt in conjunction with the acquisition.
(h)	To record the estimated amortization of intangibles resulting from the acquisition based on estimated lives of three years.